UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 9, 2026

Functional Brands Inc.

(Exact name of Registrant as Specified in its Charter)

Delaware	001-42936	85-4094332
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6400 SW Rosewood Street

Lake Oswego, Oregon 97035

(Address of Principal Executive Offices) (Zip Code)

(Registrant’s Telephone Number, Including Area Code): (800) 245-8282

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.00001 par value share	MEHA	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01. Regulation FD Disclosure.

On May 11, 2026, Functional Brands Inc. (the “Company”) issued a press release announcing the entry into the LOI (as defined below), which is furnished herewith as Exhibit 99.1 and incorporated by reference into this Item 7.01 by reference in its entirety.

The information in this Item 7.01, including the accompanying exhibit, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section. The information in this Item 7.01 shall not be incorporated into any filing pursuant to the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing.

Item 8.01. Other Events.

On May 9, 2026, the Company entered into a letter of intent (the “LOI”) with BullionFX Ltd (the “Seller”) to purchase certain assets and intellectual property of the Seller, including its Alchemy product, a blockchain-based infrastructure enabling on-chain settlement while maintaining backing in gold holdings (the “FX Assets”), in exchange for preferred stock in the Company (the “Preferred Stock Shares”) with an expected value of $142,900,000 (the “Proposed Transaction”). The Preferred Stock Shares are expected to automatically convert into shares of the Company’s common stock, par value $0.00001 (the “Common Stock”), upon approval of such conversion by the Company’s shareholders in accordance with the rules and requirements of the Nasdaq Stock Market LLC (“Nasdaq”) at a duly called meeting of stockholders (“Stockholder Approval”). Pursuant to the LOI, the Company and the Seller agreed to use good faith efforts to finalize and complete a definitive agreement in respect of the Proposed Transaction (“Definitive Agreement”), including determining the final terms of the designation of the Preferred Stock Shares and other customary documentation.

The LOI contains binding provisions regarding exclusivity and due diligence, confidentiality, and expenses. The LOI provides a due diligence period from the date of the LOI until the earlier of entry into a Definitive Agreement or May 31, 2026 (the “Due Diligence Period”), which will allow the Company to further evaluate the FX Assets. The remaining provisions of the LOI are non-binding and reflect the parties’ intent to proceed in good faith to consummate the Proposed Transaction. Contemplated conditions precedent to the Proposed Transaction include negotiation of, and entry into, a mutually acceptable Definitive Agreement, completion of satisfactory due diligence, the Company’s receipt of a satisfactory valuation report in respect of the FX Assets, receipt of any required approval by Nasdaq of the terms of the Proposed Transaction, and other customary closing conditions.

The LOI will automatically terminate and be of no further force and effect upon the earlier of: (a) execution of the Definitive Agreement, (b) mutual agreement of the Company and the Seller to terminate the LOI, (c) written notice by either the Company or the Seller to not move forward with the Transaction following the Due Diligence Period; or (d) June 15, 2026.

Forward Looking Statements

This report contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Words like “believe,” “intend,” “may,” “will,” and “would” or the negative thereof or other variations thereon or comparable terminology, are used to identify forward-looking statements, although not all forward-looking statements contain these words. There is no assurance that the parties will successfully negotiate and enter into a Definitive Agreement. The terms and conditions of any Definitive Agreement, if reached, may differ materially from those contemplated in the LOI and described above. Furthermore, even if a Definitive Agreement is executed, there is no guarantee that the Proposed Transaction will be consummated on the terms or timeframe currently anticipated, or at all. Although the Company believes that it is basing its expectations and beliefs on reasonable assumptions within the bounds of what is currently known about its business and operations, there can be no assurance that actual results will not differ materially from what the Company expects or believes. Some of the factors that could cause the Company’s actual results to differ materially from its expectations or beliefs are disclosed in the “Risk Factors” section, as well as other sections, of its reports filed with the Securities and Exchange Commission, which include, without limitation, the Company’s ability to successfully negotiate a Definitive Agreement and consummate the Proposed Transaction, expectations regarding the valuation of the FX Assets, the Company’s ability to successfully achieve the anticipated benefits of the Proposed Transaction, the risk that disruptions will occur from the LOI that will harm the Company’s business; and any disruptions or threatened disruptions to relationships with the Company’s distributors, suppliers, customers and employees. All forward-looking statements speak only as of the date on which they are made and the Company undertakes no duty to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release dated May 11, 2026
104	Cover Page Interactive Data File (Embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 11, 2026	FUNCTIONAL BRANDS INC.

	By:	/s/ Eric Gripentrog
	Name:	Eric Gripentrog
	Title:	Chief Executive Officer

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